FRI-M CORPORATION

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT


                  This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of March 7, 1997 and entered into by and among FRD ACQUISITION CO., a Delaware corporation ("HOLDINGS"), FRI-M CORPORATION, a Delaware corporation ("COMPANY"), the other Credit Support Parties (as defined in Section 4 hereof), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), BANKERS TRUST COMPANY, THE CHASE MANHATTAN BANK (FORMERLY KNOWN AS CHEMICAL
BANK) and CITICORP USA, INC., as co-syndication agents for Lenders (in such capacity, each individually referred to herein as a "CO- SYNDICATION AGENT" and collectively as "CO-SYNDICATION AGENTS"), and CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit Agreement dated as of May 23, 1996, by and among Holdings, Company, Lenders, Co- Syndication Agents and Administrative Agent, as amended by that First Amendment to Credit Agreement, Guaranties and Certain Collateral Documents dated as of July 1, 1996 and the Second Amendment to Credit Agreement, Guaranties and Certain Collateral Documents dated as of November 19, 1996 (as so amended, the "CREDIT AGREEMENT"), and to the other Loan Documents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

                  WHEREAS, Loan Parties and Lenders desire to further amend the Credit Agreement as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


                  SECTION 1.  AMENDMENT TO THE CREDIT AGREEMENT

                  1.1      AMENDMENT TO SECTION 1.1:  DEFINITIONS

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "Consolidated Excess Cash Flow" in its entirety and substituting therefor the following definition:






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                           "CONSOLIDATED EXCESS CASH FLOW" means, for any
         period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment (other than any Consolidated Working Capital Adjustment arising from
         (AA) with respect to the period ended December 31, 1996 only, changes in the accrued interest account (it being understood that the Consolidated Excess Cash Flow for all other periods shall include the Consolidated Working Capital Adjustment arising from any changes in the accrued interest account) or (BB) changes in the net assets held for sale) minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures),
         (c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of Holdings and its Subsidiaries and paid or payable in cash with respect to such period."


                  SECTION 2.                CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

                  A. On or before the Third Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) counterparts of this Amendment executed by Lenders and each of the other parties hereto.

                  B. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.


                  SECTION 3.                REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of Holdings, Company and each other Loan Party party hereto represents and warrants to each Lender that the following statements are true, correct and complete:




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                  A. CORPORATE POWER AND AUTHORITY. Each Loan Party party hereto has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby and each of Holdings, Company and each other Loan Party party hereto has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as further amended by this Amendment
(the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Holdings, Company and each of the other Loan Parties party hereto, as the case may be.

                  C. NO CONFLICT. The execution and delivery by each Loan Party party hereto of this Amendment and the performance by such Loan Party of this Amendment and the performance by Holdings and Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each Loan Party party hereto of this Amendment and the performance by such Loan Party of this Amendment and the performance by Holdings and Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by each Loan Party party hereto and this Amendment and the Amended Agreement are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of




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that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


                  SECTION 4.  ACKNOWLEDGEMENT AND CONSENT

                  Company is a party to certain Collateral Documents, in each case as amended through the Third Amendment Effective Date, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Each of the other Loan Parties party hereto is a party to certain Collateral Documents, the Subsidiary Guaranty or the Holdings Guaranty, in each case as amended through the Third Amendment Effective Date, pursuant to which each such Loan Party has (i) guarantied the Obligations and
(ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Loan Party under the Subsidiary Guaranty or the Holdings Guaranty, as the case may be. The Loan Parties party hereto are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Collateral Documents, the Subsidiary Guaranty and the Holdings Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Collateral Documents and Guaranties and this Amendment and consents to the further amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the other Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in




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all material respects on and as of the Third Amendment Effective Date to the
same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Holdings and Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


                  SECTION 5.  MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all reasonable costs, fees and expenses as described in subsection 11.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.




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                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1, which shall become effective upon the satisfaction of each of the conditions set forth in Section 2) shall become effective upon the execution of a counterpart hereof by all Lenders and each of the other parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                          FRD ACQUISITION CO.


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          FRI-M CORPORATION


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          FRI-FRD CORPORATION


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          CFC FRANCHISING COMPANY


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          FRI-J CORPORATION


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          JOJOS RESTAURANTS, INC.


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer





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                                          JOJOS CALIFORNIA FAMILY RESTAURANTS,
                                          INC.


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          COCO'S RESTAURANTS, INC.


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          FRI-C CORPORATION


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          CARROWS RESTAURANTS, INC.


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer


                                          CARROWS CALIFORNIA FAMILY
                                          RESTAURANTS, INC.


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer



                                          FRI-DHD CORPORATION


                                          By: /s/ Ronald B. Hutchison
                                          Title: Vice President and Treasurer






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                                  FAR WEST CONCEPTS, INC.


                                  By: /s/ Ronald B. Hutchison
                                  Title: Vice President and Treasurer


                                  FRI-NA CORPORATION


                                  By: /s/ Ronald B. Hutchison
                                  Title: Vice President and Treasurer


LENDERS:                          CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Administrative Agent


                                  By:
                                  Title:


                                  BANKERS TRUST COMPANY, individually and
                                  as Co-Syndication Agent


                                  By:
                                  Title:


                                  THE CHASE MANHATTAN BANK (FORMERLY
                                  KNOWN AS CHEMICAL BANK), individually and as
                                  Co-Syndication Agent


                                  By:
                                  Title:


                                  CITICORP USA, INC., individually and as Co-
                                  Syndication Agent


                                  By:
                                  Title:




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                                  FAR WEST CONCEPTS, INC.


                                  By:
                                  Title:


                                  FRI-NA CORPORATION


                                  By:
                                  Title:


LENDERS:                          CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Administrative Agent


                                  By:
                                  Title: Senior Vice President


                                  BANKERS TRUST COMPANY, individually and
                                  as Co-Syndication Agent


                                  By:
                                  Title:


                                  THE CHASE MANHATTAN BANK (FORMERLY
                                  KNOWN AS CHEMICAL BANK), individually and as
                                  Co-Syndication Agent


                                  By:
                                  Title:


                                  CITICORP USA, INC., individually and as Co-
                                  Syndication Agent


                                  By:
                                  Title:




                                       S-3

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                                  FAR WEST CONCEPTS, INC.


                                  By:
                                  Title:


                                  FRI-NA CORPORATION


                                  By:
                                  Title:


LENDERS:                          CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Administrative Agent


                                  By:
                                  Title:


                                  BANKERS TRUST COMPANY, individually and
                                  as Co-Syndication Agent


                                  By: /s/ Mary Jo Jolly
                                  Title: Assistant Vice President


                                  THE CHASE MANHATTAN BANK (FORMERLY
                                  KNOWN AS CHEMICAL BANK), individually and as
                                  Co-Syndication Agent


                                  By:
                                  Title:


                                  CITICORP USA, INC., individually and as Co-
                                  Syndication Agent


                                  By:
                                  Title:




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                                  FAR WEST CONCEPTS, INC.


                                  By:
                                  Title:


                                  FRI-NA CORPORATION


                                  By:
                                  Title:


LENDERS:                          CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Administrative Agent


                                  By:
                                  Title:


                                  BANKERS TRUST COMPANY, individually and
                                  as Co-Syndication Agent


                                  By:
                                  Title:


                                  THE CHASE MANHATTAN BANK (FORMERLY
                                  KNOWN AS CHEMICAL BANK), individually and as
                                  Co-Syndication Agent


                                  By:  /s/
                                  Title:


                                  CITICORP USA, INC., individually and as Co-
                                  Syndication Agent


                                  By:
                                  Title:




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                                  FAR WEST CONCEPTS, INC.


                                  By:
                                  Title:


                                  FRI-NA CORPORATION


                                  By:
                                  Title:


LENDERS:                          CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Administrative Agent


                                  By:
                                  Title:


                                  BANKERS TRUST COMPANY, individually and
                                  as Co-Syndication Agent


                                  By:
                                  Title:


                                  THE CHASE MANHATTAN BANK (FORMERLY
                                  KNOWN AS CHEMICAL BANK), individually and as
                                  Co-Syndication Agent


                                  By:
                                  Title:


                                  CITICORP USA, INC., individually and as Co-
                                  Syndication Agent


                                  By:  /s/ Charles Foster
                                  Title:  Attorney-in-Fact




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